EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned directors and officers of First Horizon National Corporation, a Tennessee corporation (the “Company”), hereby appoints William C. Losch III, Jeff L. Fleming, Clyde A. Billings, Jr., and Dane P. Smith, and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution and re-substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under such Act on Form S-4 of shares of the Company’s common stock, par value of $0.625 per share, to be issued in connection with the consummation of a merger transaction in which the Company will acquire TrustAtlantic Financial Corporation (“TrustAtlantic”) pursuant to a Plan and Agreement of Merger dated October 21, 2014, as it may be amended from time to time. This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to such proposed Registration Statement to be filed in respect of the shares described above, and to any amendments to such proposed Registration Statement after this date.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of January 26, 2015.

/s/ D. Bryan Jordan D. Bryan Jordan President, Chief Executive Officer, Chairman of the Board, and a Director (Principal Executive Officer)	/s/ William C. Losch III William C. Losch III Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Jeff L. Fleming Jeff L. Fleming Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	/s/ Robert B. Carter Robert B. Carter Director
/s/ John C. Compton John C. Compton Director	/s/ Mark A. Emkes Mark A. Emkes Director
/s/ Corydon J. Gilchrist Corydon J. Gilchrist Director	/s/ Vicky B. Gregg Vicky B. Gregg Director
/s/ R. Brad Martin R. Brad Martin Director	/s/ Scott M. Niswonger Scott M. Niswonger Director
/s/ Vicki R. Palmer Vicki R. Palmer Director	/s/ Colin V. Reed Colin V. Reed Director
/s/ Cecelia D. Stewart Cecelia D. Stewart Director	/s/ Luke Yancy III Luke Yancy III Director